                                  Exhibit 99.0

                          Connecticut Bancshares, Inc.

                                 923 Main Street
                              Manchester, CT 06040

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                                                  March 29, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Connecticut Bancshares, Inc. has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.

                           Very truly yours,

                           Connecticut Bancshares, Inc.


                           /s/ Michael J. Hartl
                           -----------------------------------------------------
                           Michael J. Hartl
                           Senior Vice President and Chief Financial Officer